UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2016

CIVEO CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-36246	98-1253716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4980 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the 2016 Annual and Special General Meeting of Shareholders held on May 12, 2016, the shareholders of Civeo Corporation (the “Company”) (i) approved amendments to Articles 9.1, 9.3 and 11.2 of the Company’s Articles to change the voting requirement for shareholder approval of certain ordinary and special business from an outstanding voting power standard to a votes cast standard, (ii) elected three Class II nominees to the Board of Directors (the “Board”), (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016 and until the next annual general meeting of shareholders and authorized the Board to determine the remuneration to be paid to Ernst & Young LLP for 2016, (iv) voted, on an advisory basis, in favor of the compensation of the named executive officers, (v) approved the amended and restated 2014 Equity Participation Plan (the “Plan”) to, among other things, increase the number of shares available for issuance thereunder by 10,000,000 shares and (vi) approved a consolidation or reverse share split of the issued and outstanding common shares of the Company. The proposals related to each matter are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2016. The voting results for each proposal are as follows:

Proposal 1 - To approve an amendment to the Company’s Articles to change the voting requirement for shareholder approval of certain ordinary and special business from an outstanding voting power standard to a votes cast standard:

For	Against	Abstain	Broker Non-Votes
73,956,253	949,783	211,974	19,974,915

Proposal 2 - To elect the three Class II nominees to the Board:

	For	Withheld	Broker Non-Votes
Martin A. Lambert	73,684,847	1,433,163	19,974,915
Constance B. Moore	73,679,144	1,438,866	19,974,915
Richard A. Navarre	73,682,753	1,435,257	19,974,915

Proposal 3 - To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016 and until the next annual general meeting of shareholders and authorize the Board to determine the remuneration to be paid to Ernst & Young LLP for 2016:

For	Withheld	Broker Non-Votes	Invalid
94,874,961	217,256	8	700

Proposal 4 - To approve, on an advisory basis, the compensation of named executive officers:

For	Against	Abstain	Broker Non-Votes
71,793,465	3,139,032	185,513	19,974,915

Proposal 5 - To approve the Plan to, among other things, increase the number of shares available for issuance thereunder by 10,000,000 shares, subject to adjustment in accordance with the terms of the Plan upon implementation of the reverse share split described below in Proposal 6:

For	Against	Abstain	Broker Non-Votes
69,881,652	5,057,293	179,064	19,974,916

Proposal 6 - To approve a consolidation or reverse share split of the issued and outstanding common shares of the Company, whereby, at the discretion of the Company’s Board, the outstanding common shares would be combined, converted and changed into a lesser number of common shares at a ratio to be selected by the Board in the range of 1:4 to 1:15, and related amendments to the Company’s Notice of Articles and Articles to effect a proportional reduction in the number of authorized common shares based on the selected reverse share split ratio (rounded up to the nearest integral multiple of 1,000,000), effective upon implementation of the reverse share split:

For	Against	Abstain	Broker Non-Votes
87,735,425	7,220,269	137,229	2

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.1	Amended and Restated Articles of Civeo Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2016

CIVEO CORPORATION
By:	/s/ Frank C. Steininger
Name:	Frank C. Steininger
Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.1	Amended and Restated Articles of Civeo Corporation.